Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-177706) and Forms S-8 (No. 333-139248, No. 333-131257, No. 333-124172, No. 333-36440, No. 333-55346, No. 333-75752, No. 333-82422, No. 333-88613, No. 333-108105, No. 333-50452, No. 333-152342 and No. 333-164441) of CBS Corporation of our report dated February 23, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSE COOPERS LLP

New York, New York

February 23, 2012